                                                                     EXHIBIT 4.1


--------------------------------------------------------------------------------


                              CNB FINANCIAL CORP.



                        -------------------------------



                        -------------------------------


                                   INDENTURE

                           Dated as of August 6, 1999



                        -------------------------------

                           WILMINGTON TRUST COMPANY,

                              as Debenture Trustee


                        -------------------------------


               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES





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




                               TABLE OF CONTENTS

                                                                                                                               Page
                                                              ARTICLE I
                                                             DEFINITIONS

SECTION 1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                              ARTICLE II
                                                              SECURITIES

SECTION 2.1      Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 2.2      Execution and Authentication.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.3      Form and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.4      Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.5      Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 2.6      Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 2.7      Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 2.8      Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 2.9      Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 2.10     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 2.11     Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 2.12     CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 2.13     Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                             ARTICLE III
                                               PARTICULAR COVENANTS OF THE CORPORATION

SECTION 3.1      Payment of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 3.2      Offices for Notices and Payments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 3.3      Appointments to Fill Vacancies in Debenture Trustee's Office . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 3.4      Provision as to Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                                                                                               Page
SECTION 3.5      Certificate to Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 3.6      Compliance with Consolidation Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 3.7      Limitation on Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 3.8      Covenants as to CNBF Capital Trust I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 3.9      Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 3.10     Payment Upon Resignation or Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                              ARTICLE IV
                                                LIST OF SECURITYHOLDERS AND REPORTS BY
                                              THE CORPORATION AND THE DEBENTURE TRUSTEE

SECTION 4.1      List of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 4.2      Preservation and Disclosure of Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 4.3      Reports by the Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 4.4      Reports by the Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                              ARTICLE V
                                                REMEDIES OF THE DEBENTURE TRUSTEE AND
                                                SECURITYHOLDERS UPON EVENT OF DEFAULT

SECTION 5.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 5.2      Payment of Securities on Default; Suit Therefor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 5.3      Application of Moneys Collected by Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 5.4      Proceedings by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 5.5      Proceedings by Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 5.6      Remedies Cumulative and Continuing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 5.7      Direction of Proceedings and Waiver of Defaults by Majority of Securityholders . . . . . . . . . . . . . . . .  33

SECTION 5.8      Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 5.9      Undertaking to Pay Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                                                                                               Page
                                                              ARTICLE VI
                                                   CONCERNING THE DEBENTURE TRUSTEE


SECTION 6.1      Duties and Responsibilities of Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 6.2      Reliance on Documents, Opinions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 6.3      No Responsibility for Recitals, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 6.4      Debenture Trustee, Authenticating Agent, Paying Agents, Transfer Agents
                 and Registrar May Own Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 6.5      Moneys to be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 6.6      Compensation and Expenses of Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 6.7      Officers' Certificate as Evidence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 6.8      Conflicting Interest of Debenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 6.9      Eligibility of Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 6.10     Resignation or Removal of Debenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 6.11     Acceptance by Successor Debenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 6.12     Succession by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 6.13     Limitation on Rights of Debenture Trustee as a Creditor  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 6.14     Authenticating Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                             ARTICLE VII
                                                    CONCERNING THE SECURITYHOLDERS

SECTION 7.1      Action by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 7.2      Proof of Execution by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 7.3      Who Are Deemed Absolute Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 7.4      Securities Owned by Corporation Deemed Not Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 7.5      Revocation of Consents; Future Holders Bound . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


                                                                                                                               Page
                                                             ARTICLE VIII
                                                     MEETINGS OF SECURITYHOLDERS


SECTION 8.1      Purposes of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 8.2      Call of Meetings by Debenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 8.3      Call of Meetings by Corporation or Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 8.4      Qualifications for Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 8.5      Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 8.6      Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                              ARTICLE IX
                                                              AMENDMENTS

SECTION 9.1      Without Consent of Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 9.2      With Consent of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 9.3      Compliance with Trust Indenture Act; Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . .  50

SECTION 9.4      Notation on Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 9.5      Evidence of Compliance of Supplemental Indenture to be Furnished to Debenture Trustee  . . . . . . . . . . . .  51

                                                              ARTICLE X
                                                     CONSOLIDATION, MERGER, SALE,
                                                    CONVEYANCE, TRANSFER AND LEASE

SECTION 10.1     Corporation May Consolidate, etc., on Certain Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 10.2     Successor Person to be Substituted for Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 10.3     Opinion of Counsel to be Given Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                              ARTICLE XI
                                               SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 11.1     Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 11.2     Deposited Moneys and U.S. Government Obligations to be Held in Trust by Debenture Trustee. . . . . . . . . . .  54

SECTION 11.3     Paying Agent to Repay Moneys Held  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54



                                                                                                                               Page
SECTION 11.4     Return of Unclaimed Moneys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 11.5     Defeasance Upon Deposit of Moneys or U.S. Government Obligations . . . . . . . . . . . . . . . . . . . . . . .  54

                                                             ARTICLE XII
                                                      IMMUNITY OF INCORPORATORS,
                                                 STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 12.1     Indenture and Securities Solely Corporate Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                             ARTICLE XIII
                                                       MISCELLANEOUS PROVISIONS

SECTION 13.1     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 13.2     Official Acts by Successor Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 13.3     Surrender of Corporation Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 13.4     Addresses for Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 13.5     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 13.6     Evidence of Compliance with Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 13.7     Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 13.8     Trust Indenture Act to Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 13.9     Table of Contents, Headings, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 13.10    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 13.11    Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 13.12    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 13.13    Acknowledgment of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                             ARTICLE XIV
                                                       PREPAYMENT OF SECURITIES

SECTION 14.1     Special Event Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 14.2     Optional Prepayment by Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 14.3     No Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                                                                                                               Page
SECTION 14.4     Notice of Prepayment; Selection of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 14.5     Payment of Securities Called for Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                                              ARTICLE XV
                                                     SUBORDINATION OF SECURITIES

SECTION 15.1     Agreement to Subordinate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SECTION 15.2     Default on Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SECTION 15.3     Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

SECTION 15.4     Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

SECTION 15.5     Debenture Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

SECTION 15.6     Notice by the Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 15.7     Rights of the Debenture Trustee; Holders of Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  67

SECTION 15.8     Subordination May Not Be Impaired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

SECTION 15.9     Certain Conversions or Exchanges Deemed Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                                                             ARTICLE XVI
                                                 EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 16.1     Extension of Interest Payment Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

SECTION 16.2     Notice of Extension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69



                                                                                                                               Page
TESTIMONIUM    .............................................................................................................    70

SIGNATURES     ............................................................................................................     70

EXHIBIT A      ............................................................................................................    A-1

         Tie Sheet of provisions of Trust Indenture Act of 1939 with Indenture dated as of August 6, 1999 between CNB Financial Corp. and Wilmington Trust Company, as Debenture Trustee:

         ACT SECTION                                                                         INDENTURE SECTION

         310(a)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.09
            (a)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.09
         310(a)(3)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
            (a)(4)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
         310(a)(5)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.09, 6.10, 6.11
         310(b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
         310(c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.13
         311(a) and (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
         311(c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         312(a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.01(a), 4.02(a)
         312(b) and (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.02(b), 4.04(c)
         313(a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.04(a)
         313(b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.04(a)
         313(b)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.04(a)
         313(c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.04(a)
         313(d)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.04(b)
         314(a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.03
         314(b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         314(c)(1) and (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.07, 13.06, 13.06
         314(c)(3)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
         314(d)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
         314(e)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07, 13.06
         314(f)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
         315(a)(c) and (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.01
         315(b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.08
         315(e)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.09
         316(a)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.07
         316(a)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N/A
         316(a) last sentence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9.02
         316(b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9.02
         317(a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.05
         317(b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.05
         318                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.08

----------------

THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.

         THIS INDENTURE, dated as of August 6, 1999, between CNB Financial Corp., a New York corporation (hereinafter called the "Corporation"), and Wilmington Trust Company, a Delaware banking corporation, as debenture trustee (hereinafter sometimes called the "Debenture Trustee").


                             W I T N E S S E T H :

         In consideration of the premises, and the purchase of the Securities (as defined below) by the holders thereof, the Corporation covenants and agrees with the Debenture Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.1      Definitions.

         The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section
1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or which are by reference therein defined in the Securities Act of 1933, as amended (the "Securities Act"), shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The following terms have the meanings given to them in the Trust Agreement: (i) the Trust; (ii) Clearing Agency; (iii) Delaware Trustee; (iv) Property Trustee; (v) Administrators; (vi) Series A Capital Securities; (vii) Series B Capital Securities; (viii) Direct Action; (ix) Series A Capital Securities Guarantee; (x) Series B Capital Securities Guarantee; (xi) Distributions; and (xii) Initial Purchaser. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

         "Additional Sums" shall have the meaning set forth in Section 2.6(g).

         "Affiliate" shall have the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

         "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such Indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

         "Authenticating Agent" shall mean any agent or agents of the Debenture Trustee which at the time shall be appointed and acting pursuant to Section 6.14.

         "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" shall mean either the Board of Directors of the Corporation or any duly authorized committee of that board.

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Debenture Trustee.

         "Book-Entity Capital Securities" shall have the meaning set forth in
Section 2.5(a)(i).

         "Business Day" shall mean, with respect to any series of Securities, any day other than a Saturday or a Sunday, or a day on which banking institutions in Wilmington, Delaware, New York, New York or the State of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee is closed for business.

         "Capital Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "Capital Securities" and rank pari passu with the Common Securities issued by the Trust. References to "Capital Securities" shall include collectively any Series A Capital Securities and Series B Capital Securities.

         "Capital Securities Guarantee" shall mean any guarantee agreement that the Corporation may enter into with Wilmington Trust Company or other Persons that operates directly or indirectly for the benefit of holders of Capital Securities and shall include the Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee with respect to the Series A Capital Securities and the Series B Capital Securities, respectively.

         "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "Common Securities" and rank pari passu with Capital Securities issued by the Trust.

         "Common Stock" shall mean the Common Stock, no par value per share, of the Corporation or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         "Compounded Interest" shall have the meaning set forth in Section
16.1.

         "Corporation" shall mean the person identified as "Corporation" in the preamble to this Indenture and, subject to the provisions of Article X, shall also include its successors and assigns.

         "Corporation Request" or "Corporation Order" shall mean a written request or order signed in the name of the Corporation by an Officer and delivered to the Debenture Trustee.

         "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Debenture Trustee" shall mean the Person identified as "Debenture Trustee" in the preamble to this Indenture and, subject to the provisions of
Article VI hereof, shall also include its successors and assigns.

         "Default" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulted Interest" shall have the meaning set forth in Section 2.11.

         "Deferred Interest" shall have the meaning set forth in Section 16.1.

         "Definitive Securities" shall mean those Securities issued in fully registered certificated form not otherwise in global form.

         "Depositary" shall mean, with respect to the Securities for which the Corporation shall determine that such Securities will be issued as a Global Security, Wilmington Trust Company, New York, New York, or another clearing agency, or any successor registered as a clearing agency pursuant to Section 17A of the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Corporation pursuant to Section 2.5(d).

         "Dissolution Event" shall mean any event resulting in the dissolution of the Trust pursuant to the Trust Agreement, and the distribution of the Securities held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

         "Event of Default" shall mean any event specified in Section 5.1, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" shall mean the offer that may be made pursuant to the Registration Rights Agreement (i) by the Corporation to exchange the Exchange Securities for the Initial Securities and to execute the Series B Capital Securities Guarantee in respect of the Series B Capital Securities and (ii) by the Trust to exchange the Series B Capital Securities for the Series A Capital Securities.

         "Exchange Securities" shall mean the Corporation's Floating Rate Junior Subordinated Deferrable Interest Debentures due September 30, 2029, Series B, as authenticated and issued under this Indenture.

         "Extended Interest Payment Period" shall have the meaning set forth in
Section 16.1.

         "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

         "Global Security" shall mean, with respect to the Securities, a Security executed by the Corporation and delivered by the Debenture Trustee to the Depositary or pursuant to the Depositary's instruction, or if no instructions are received then held by the Property Trustee, all in accordance with this Indenture, which Security shall be registered in the name of the Depositary or its nominee.

         "Indebtedness" shall mean, whether recourse is to all or a portion of the assets of the Corporation and whether or not contingent, (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of this Indenture or hereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Securities" shall mean Indebtedness, whether outstanding on the date of execution of this Indenture or hereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks pari passu with and not prior to the Securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Corporation, including, without limitation, all of the Corporation's other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation, that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Capital Securities Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Securities shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Securities.

         "Indebtedness Ranking Junior to the Securities" shall mean any Indebtedness, whether outstanding on the date of execution of this Indenture or hereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not pari passu with or prior to the Securities (and any other Indebtedness Ranking on a Parity with the Securities) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Securities shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Securities.

         "Indenture" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

         "Initial Optional Redemption Date" shall mean September 30, 2009.

         "Initial Securities" shall mean the Corporation's Floating Rate Junior Subordinated Deferrable Interest Debentures due September 30, 2029, Series A, as authenticated and issued under this Indenture.

         "Interest Payment Date" shall have the meaning set forth in Section 2.6(a).

         "Investment Company" shall mean an investment company as defined in the Investment Company Act.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "Investment Company Event" shall mean the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for the Debenture Issuer or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that the Trust is, or will be, considered an investment company that is required to be registered under the Investment Company Act.

         "Like Amount" shall mean (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Securities to be paid in accordance with their terms and (ii) with respect to a distribution of Securities upon the liquidation of the Trust, Securities having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom Securities are distributed.

         "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

         "Maturity Date" shall mean September 30, 2029.

         "Non Book-Entry Capital Securities" shall have the meaning set forth in Section 2.5(a)(ii).

         "Officers" shall mean any of the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary of the Corporation.

         "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Debenture Trustee.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Corporation, and or an affiliate of the corporation.

         "Other Debentures" shall mean all junior subordinated debentures other than the Securities issued by the Corporation from time to time and sold to trusts other than the Trust to be established by the Corporation (if any), in each case similar to the Trust.

         "Other Guarantees" shall mean all guarantees other than the Capital Securities Guarantee and the Common Securities Guarantee issued by the Corporation with respect to preferred beneficial interests (if any) issued by trusts other than the Trust to be established by the Corporation (if any), in each case similar to the Trust.

         The term "outstanding" when used with reference to the Securities, shall mean, subject to the provisions of Section 7.4, as of the date of determination, all Securities therefore authenticated and delivered by the Debenture Trustee or the Authenticating Agent under this Indenture, except:

                 (a) Securities theretofore canceled by the Debenture Trustee or the Authenticating Agent or delivered to the Debenture Trustee for cancellation;

                 (b) Securities, or portions thereof, for the payment or prepayment of which moneys in the necessary amount shall have been deposited in trust with the Debenture Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be prepaid prior to maturity thereof, notice of such prepayment shall have been given as set forth in Article XIV or provision satisfactory to the Debenture Trustee shall have been made for giving such notice; and

                 (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.8 unless proof satisfactory to the Corporation and the Debenture Trustee is presented that any such Securities are held by bona fide holders in due course.

                 (d) "Paying Agent" means the Debenture Trustee or any Person authorized by the Corporation to pay the principal of (or premium, if any) or interest on, or other amounts in respect of any Securities on behalf of the Corporation.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security shall mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.8 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

         "Prepayment Price" shall mean the prepayment price of the Debentures equal to 100% of the principal amount of the Debentures to be prepaid plus any accrued and unpaid interest (including Compounded Interest and Additional Sums, if any, thereon to the date of prepayment).

         "Principal Office of the Debenture Trustee," or other similar term, shall mean the office of the Debenture Trustee, at which at any particular time its corporate trust business shall be administered.

         "Principal Subsidiary Bank" means each of (a) Central National Bank,
(b) any other banking subsidiary of the Corporation the consolidated assets of which constitute 20% or more of the consolidated assets of the Corporation and its consolidated subsidiaries (c) any other banking subsidiary designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers' Certificate delivered to the Debenture Trustee, and (d) any subsidiary of the Corporation that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any Principal Subsidiary Bank under clause (a), (b) or (c), and in the case of clause (a), (b), (c) or (d) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a banking subsidiary (in the case of clause (a), (b) or (c)) or a subsidiary (in the case of clause (d)) of the Corporation.

         "Purchase Agreement" shall mean the Purchase Agreement, dated August 4, 1999, by and among the Corporation, the Trust and the Initial Purchaser named therein.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of August 6, 1999, by and among the Corporation, the Trust and the Initial Purchaser named therein, as such agreement may be amended, modified or supplemented from time to time.

         "Regulatory Capital Event" shall mean the receipt by the Corporation of an opinion of independent bank regulatory counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority for the Debenture Issuer or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the liquidation amount of the Capital Securities as Tier 1 Capital (or its then equivalent if the Corporation were subject to such capital requirement); provided, however, that the distribution of the Securities in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event.

         "Responsible Officer" shall mean any officer of the Debenture Trustee's Corporate Trust Administration department with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Debenture Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Security" shall mean Securities that bear or are required to bear the legends relating to transfer restrictions under the Securities Act set forth in Exhibit A hereto.

         "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

         "Securities" shall mean, collectively, the Initial Securities and the Exchange Securities.

         "Securityholder," "holder of Securities," or other similar terms, shall mean any Person in whose name at the time a particular Security is registered in the Security Register kept by the Corporation or the Debenture Trustee for that purpose in accordance with the terms of this Indenture.

         "Security Register" shall mean (i) prior to a Dissolution Event, the list of holders provided to the Debenture Trustee pursuant to Section 4.1, and
(ii) following a Dissolution Event, any security register maintained by a security registrar for the Securities appointed by the Corporation following the execution of a supplemental indenture providing for transfer procedures as provided for in Section 2.7(a).

         "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post petition interest is allowed in such proceedings), on all Indebtedness, whether outstanding on the date of execution of this Indenture, or hereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities, and any deferrals, renewals or extensions of such Senior Indebtedness. Senior Indebtedness shall not include (a) any Indebtedness of the Corporation which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to the Corporation, (b) any Indebtedness of the Corporation to any of its Subsidiaries, (c) any Indebtedness to any employee of the Corporation and (d) any Securities.

         "Special Event" shall mean an Investment Company Event, a Regulatory Capital Event or a Tax Event, as the context requires.

         "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, limited liability company or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and
(iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person that ordinarily has voting power for the election of directors (or the equivalent),whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Tax Event" shall mean the receipt by the Trust of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) the interest payable by the Corporation on the Securities is not, or within 90 days of the date of delivery of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Trust" shall mean CNBF Capital Trust I, a Delaware business trust created for the purpose of issuing its undivided beneficial interests in connection with the issuance of Securities under this Indenture.

         "Trust Agreement" shall mean the Amended and Restated Trust Agreement of the Trust, dated as of August 6, 1999, by and among the Trustees (as defined therein), the Corporation, as sponsor, and the holders from time to time of undivided beneficial interest in the assets of the Trust, as amended from time to time.

         "Trust Securities" shall mean, collectively, the Capital Securities and the Common Securities.

         "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), are not callable or prepayable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction with respect to the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.


                                   ARTICLE II
                                   SECURITIES

         SECTION 2.1      Forms Generally.

         The Securities and the Debenture Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Securities may have letters, numbers or other marks of identification, notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject or usage. Each Security shall be dated the date of its authentication.

         SECTION 2.2      Execution and Authentication.

         An Officer shall sign the Securities on behalf of the Corporation by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Debenture Trustee. The signature of the Debenture Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Debenture Trustee shall, upon a Corporation Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed, $20,000,000 aggregate principal amount of the Securities, except as provided in Sections 2.7, 2.8, 2.9 and 14.5. The series of Securities to be initially issued hereunder shall be the Initial Securities.

         SECTION 2.3      Form and Payment.

         Except as provided in Section 2.5, the Securities shall be issued in fully registered certificated form without interest coupons. Principal of and interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable and such Securities will be exchangeable for Securities bearing identical terms and provisions, at the office or agency of the Corporation maintained for such purpose under Section 3.2; provided, however, that payments of interest may be made at the option of the Corporation (i) by check mailed to the holder at such address as shall appear in the Security Register, or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on such Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         SECTION 2.4      Legends.

         (a) Except as permitted by subsection (b) of this Section 2.4 or as otherwise determined by the Corporation in accordance with applicable law, each Security shall bear the applicable legends relating to restrictions on transfer pursuant to the Securities Act and any other applicable securities laws in substantially the form set forth on Exhibit A hereto.

         (b) In the event of an Exchange Offer, the Corporation shall issue and the Debenture Trustee, upon Corporation Order, shall authenticate Exchange Securities in exchange for Initial Securities accepted for exchange in the Exchange Offer, which Exchange Securities shall not bear the legends required by subsection (a) above, in each case unless the holder of such Initial Securities is either (A) a broker-dealer who purchased such Initial Securities directly from the Corporation for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Initial Securities or (C) a Person who is an Affiliate of the Corporation or the Trust.

         SECTION 2.5      Global Security.

         (a)     In connection with a Dissolution Event,

                 (i) if any Capital Securities are held in book-entry form ("Book-Entry Capital Securities"), a Like Amount of Definitive Securities shall be presented to the Debenture Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more Global Securities (as may be required pursuant to Section 2.7), to be registered in the name of the Depositary, or its nominee, and delivered by the Debenture Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrators; the Corporation upon any such presentation shall execute one or more Global Securities in such aggregate principal amount and deliver the same to the Debenture Trustee for authentication and delivery in accordance with this Indenture; and payments on the Securities issued as a Global Security will be made to the Depositary; and

                 (ii) if any Capital Securities are held in certificated form, the related Definitive Securities may be presented to the Debenture Trustee, by the Property Trustee and any Capital Security certificates which represent Capital Securities other than Book-Entry Capital Securities ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Securities presented to the Debenture Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security certificates are presented to the security registrar for the Securities for transfer or reissuance, at which time such Capital Security certificates will be canceled, and a Security in a Like Amount, registered in the name of the holder of the Capital Security certificate or the transferee of the holder of such Capital Security certificate, as the case may be, will be executed by the Corporation and delivered to the Debenture Trustee for authentication and delivery in accordance with this Indenture; and upon the issuance of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Debenture Trustee will be canceled.

         (b) The Global Securities shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon; provided, however, that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and prepayments. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Debenture Trustee, in accordance with instructions given by the Corporation as required by this Section 2.5.

         (c) The Global Securities may be transferred, in whole but not in part, only to the Depositary, to another nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

         (d) If at any time the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in each case, a successor Depositary is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, the Corporation will execute, and the Debenture Trustee, upon receipt of a Corporation Order, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. If there is an Event of Default that is continuing, the Depositary shall have the right to exchange the Global Securities for Definitive Securities. In addition, the Corporation may at any time determine that the Securities shall no longer be represented by a Global Security. In the event of such an Event of Default or such a determination, the Corporation shall execute, and subject to Section 2.7, the Debenture Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation and a Corporation Order, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. Upon the exchange of the Global Security for such Definitive Securities, in authorized denominations, the Global Security shall be canceled by the Debenture Trustee. Such Definitive Securities issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Debenture Trustee. The Debenture Trustee shall deliver such Definitive Securities to the Depositary for delivery to the Persons in whose names such Definitive Securities are so registered.

         SECTION 2.6      Interest.

         (a) Each Security will bear interest, at the rate per annum, reset quarterly, equal to 3-month LIBOR (as defined below), plus 275 basis points (the "Coupon Rate"), from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 6, 1999, until the principal thereof becomes due and payable, and at the Coupon Rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded quarterly, payable (subject to the provisions of Article XVI) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1999 (each, an "Interest Payment Date"), to the Person in whose name such Security or any predecessor Security is registered at the close of business on the regular record date for such interest installment, which shall be the first day of the month in which the relevant Interest Payment Date falls.

         (b) The Coupon Rate on the Securities for each quarter (or other period for which interest is payable) will be determined on the Determination Date (as defined below) for such quarter (or other period for which interest is payable) and will be a per annum rate reset quarterly equal to 3-month LIBOR (determined as set forth below) plus 275 basis points, and will be effective as of the first day of such quarter (or other period for which interest is payable).

         (c) On each Determination Date, the Calculation Agent will calculate the interest rate, based on 3-month LIBOR, for each interest period commencing on the second London Banking Day immediately following such Determination Date. "3-month LIBOR" means, with respect to an interest period relating to a Distribution Date, the London interbank offered rate for three-month, Eurodollar deposits determined in the following order of priority:

                 (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date);

                 (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, 3-month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

                 (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations;

                 (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations; and

                 (v) if fewer than two such quotations are provided as requested in clause (iv) above, 3-month LIBOR will be 3-month LIBOR determined with respect to the interest period immediately preceding such current interest period.

         If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superceded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such Determination Date.

         As used herein:

         "Calculation Agent" means Wilmington Trust Company, Wilmington,
Delaware.

         "Determination Date" means the date that is two London Banking Days preceding the first day of any quarter or other period for which a Distribution will be payable.

         "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         (d) All percentages resulting from any calculations on the Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         (e) On the Determination Date, the Calculation Agent shall notify the Corporation and the Paying Agent of the applicable Coupon Rate in effect for the related Distribution period. The Calculation Agent shall, upon the request of the holder of any Securities, provide the Coupon Rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Corporation and the holders of the Securities.

         (f) The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed and a 360-day year.

         (g) During such time as the Trust is the holder of all Securities and so long as no Event of Default has occurred and is continuing, the Corporation shall pay any additional amounts on the Securities as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

         SECTION 2.7      Transfer and Exchange.

         (a)     Transfer Restrictions.

                 (i) The Initial Securities, and those Exchange Securities with respect to which any Person described in Section 2.4(b)(A), (B) or (C) is the beneficial owner, may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Corporation in accordance with applicable law. Upon any distribution of the Securities following a Dissolution Event, the Corporation and the Debenture Trustee shall enter into a supplemental indenture pursuant to Section 9.1 to provide for the transfer restrictions and procedures with respect to the Securities substantially similar to those contained in the Trust Agreement to the extent applicable in the circumstances existing at such time.

                 (ii) The Securities will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and in multiples of $1,000 in excess thereof. Any attempted transfer of the Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be voided and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a holder of such Securities for any purpose, including, but not limited to the receipt of payments on such Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Securities.

         (b) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Corporation shall execute and the Debenture Trustee shall authenticate Definitive Securities and Global Securities at the request of the security registrar for the Securities. All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a holder for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or similar governmental charge payable in connection therewith.

         The Corporation shall not be required to: (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of prepayment or any notice of selection of Securities for prepayment under Article XIV hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Security so selected for prepayment in whole or in part, except, in the case of any such Security to be prepaid in part, any portion thereof not to be prepaid.

         Prior to due presentment for the registration of a transfer of any Security, the Debenture Trustee, the Corporation and any agent of the Debenture Trustee or the Corporation may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities, and none of the Debenture Trustee, the Corporation or any agents of the Debenture Trustee or the Corporation shall be affected by notice to the contrary.

         (c)     Exchange of Initial Securities for Exchange Securities.   The
Initial Securities may be exchanged for Exchange Securities pursuant to the terms of the Exchange Offer. The Debenture Trustee shall make the exchange as follows:

         The Corporation shall present the Debenture Trustee with an Officers' Certificate certifying the following:

         (A) upon issuance of the Exchange Securities, the transactions contemplated by the Exchange Offer have been consummated; and

         (B) the principal amount of Initial Securities properly tendered in the Exchange Offer that are represented by a Global Security, the principal amount of Initial Securities properly tendered in the Exchange Offer that are represented by Definitive Securities, the name of each holder of such Definitive Securities, the principal amount properly tendered in the Exchange Offer by each such holder and the name and address to which Definitive Securities for Exchange Securities shall be registered and sent for each such holder.

         The Debenture Trustee, upon receipt of (i) such Officers' Certificate,
(ii) an Opinion of Counsel (x) to the effect that the Exchange Securities have been registered under Section 5 of the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(q) of the Registration Rights Agreement and
(iii) a Corporation Order, shall authenticate (A) a Global Security representing Exchange Securities in aggregate principal amount equal to the aggregate principal amount of Initial Securities represented by a Global Security indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Securities representing Exchange Securities registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

         If the principal amount of the Global Security for the Exchange Securities is less than the principal amount of the Global Security for the Initial Securities, the Debenture Trustee shall make an endorsement on such Global Security for Initial Securities indicating a reduction in the principal amount represented thereby.

         The Debenture Trustee shall deliver such Definitive Securities representing Exchange Securities to the holders thereof as indicated in such Officers' Certificate.

         SECTION 2.8      Replacement Securities.

         (a) If any mutilated Security is surrendered to the Debenture Trustee together with such security or indemnity as may be required by the Corporation or the Debenture

Trustee to save each of them harmless, the Corporation shall execute and the Debenture Trustee shall authenticate and deliver in exchange therefor a replacement Security of the same series, of like tenor and aggregate principal amount, bearing the same legends, and bearing a number not contemporaneously outstanding.


         (b) If there shall be delivered to the Corporation and to the Debenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Corporation or the Debenture Trustee that such Security has been acquired by a bona fide purchaser or a protected purchaser, the Corporation shall execute and upon its request the Debenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a replacement Security of the same series, of like tenor and aggregate principal amount and bearing the same legends as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

         (c) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a replacement Security, pay such Security.

         (d)     Upon the issuance of any replacement Security under this
Section 2.8, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Debenture Trustee) connected therewith.

         (e) Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

         (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.9      Temporary Securities.

         Pending the preparation of Definitive Securities, the Corporation may execute, and upon Corporation Order the Debenture Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Corporation shall cause Definitive Securities to be prepared without unreasonable delay. The Definitive Securities shall be printed, lithographed or engraved, or produced by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Corporation for such purpose pursuant to Section
3.2 hereof, without charge to the holder thereof. Upon surrender for cancellation of any one or more temporary Securities, the Corporation shall execute, and the Debenture Trustee shall authenticate and deliver, in exchange therefor one or more definitive securities, of any authorized denominations having the same original issue date and Maturity Date and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

         SECTION 2.10     Cancellation.

         All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Debenture Trustee, be delivered to the Debenture Trustee, and any such Securities and Securities surrendered directly to the Debenture Trustee for any such purpose shall be promptly canceled by it. The Corporation may at any time deliver to the Debenture Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Debenture Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be destroyed by the Debenture Trustee and the Debenture Trustee shall deliver to the Corporation a certificate of such destruction.

         SECTION 2.11     Defaulted Interest.

         Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest may be paid by the Corporation, at its election, as provided in clause (a) or clause (b) below:

                 (a) The Corporation may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Debenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Debenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Debenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Debenture Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Debenture Trustee of the notice of the proposed payment. The Debenture Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall no longer be payable pursuant to the following clause (b).

                 (b) The Corporation may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Debenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Debenture Trustee.

         SECTION 2.12     CUSIP Numbers.

         The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Debenture Trustee shall use "CUSIP" numbers in notices of prepayment as a convenience to Securityholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a prepayment and that reliance may be placed only on the other identification numbers printed on the Securities, and any such prepayment shall not be affected by any defect in or omission of such numbers.

         SECTION 2.13     Right of Set-Off.

         Notwithstanding anything to the contrary herein, the Corporation shall have the right to set off any payment it is otherwise required to make in respect of any of the Securities to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Capital Securities Guarantee relating to such Securities or to a holder of Capital Securities pursuant to an action undertaken under Section 13.13 of this Indenture.

                                  ARTICLE III
                    PARTICULAR COVENANTS OF THE CORPORATION

         SECTION 3.1      Payment of Principal and Interest.

         The Corporation covenants and agrees for the benefit of the holders of the Securities that it will duly and punctually pay the principal of and interest on the Securities at the place, at the respective times and in the manner provided herein. The Corporation further covenants to pay any and all amounts due in respect of the Securities, including, without limitation, Additional Sums, as may be required pursuant to Section 2.6(g), Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement and Compounded Interest, as may be required pursuant to
Section 16.1.

         SECTION 3.2      Offices for Notices and Payments, etc.

         So long as any of the Securities remain outstanding, the Corporation will maintain in Wilmington, Delaware an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Corporation in respect of the Securities or this Indenture may be served. The Corporation will give to the Debenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Corporation in a notice to the Debenture Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Debenture Trustee. In case the Corporation shall fail to maintain any such office or agency in Wilmington, Delaware or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Debenture Trustee.

         In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies outside Wilmington, Delaware where the Securities may be presented for payment, for registration of transfer and for exchange and where notices and demands to or upon the Corporation in respect of the Securities or this Indenture may be served in the manner provided in this Indenture, and the Corporation may from time to time rescind such designation, as the Corporation may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain any such office or agency in Wilmington, Delaware for the purposes above mentioned. The Corporation will give to the Debenture Trustee prompt written notice of any such designation or rescission thereof.

         SECTION 3.3      Appointments to Fill Vacancies in Debenture Trustee's
Office.

         The Corporation, whenever necessary to avoid or fill a vacancy in the office of Debenture Trustee, will appoint, in the manner provided in Section 6.10, a Debenture Trustee, so that there shall at all times be a Debenture Trustee hereunder.

         SECTION 3.4      Provision as to Paying Agent.

         (a) If the Corporation shall appoint a paying agent other than the Debenture Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Debenture Trustee an instrument in which such agent shall agree with the Debenture Trustee, subject to the provisions of this Section 3.4,

                 (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Corporation or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities; and

                 (2) that it will give the Debenture Trustee notice of any failure by the Corporation (or by any other obligor on the Securities) to make any payment of the principal of or interest (including Additional Sums and Compounded Interest, if any) on the Securities when the same shall be due and payable.

         (b) If the Corporation shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will notify the Debenture Trustee of its failure to so act.

         (c) The Corporation may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Debenture Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Debenture Trustee upon the same terms as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Debenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (d) Anything in this Section 3.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to Sections 11.3 and 11.4.

         SECTION 3.5      Certificate to Debenture Trustee.

         The Corporation shall deliver to the Debenture Trustee, within 120 days after the end of each fiscal year of the Corporation ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Corporation is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Corporation shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 3.6      Compliance with Consolidation Provisions.

         The Corporation will not, while any of the Securities remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article X hereof are complied with.

         SECTION 3.7      Limitation on Dividends.

         The Corporation will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Securities, or (iii) make any guarantee payments with respect to any guarantee (other than the Capital Securities Guarantee) by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities, if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if the Securities are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period and shall not have rescinded such notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be continuing. Notwithstanding the foregoing, the Corporation may make the following payments (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Corporation's capital stock (which includes Common Stock and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments made pursuant to a Capital Securities Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock or indebtedness for another class or series of the Corporation's capital stock,
(e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with any of the Corporation's dividend reinvestment or stockholder stock purchase plans or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extended Interest Payment Period.

         SECTION 3.8      Covenants as to CNBF Capital Trust I

         In the event Securities are issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Corporation (i) will maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any successor of the Corporation, permitted pursuant to Article X, may succeed to the Corporation's ownership of such Common Securities, and (ii) will use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

         SECTION 3.9      Payment of Expenses.

         Since the Trust is being formed solely to facilitate an investment in the Capital Securities, the Corporation, as Holder of the Common Securities, hereby covenants to pay all debts and obligations (other than with respect to the Capital Securities and the Common Securities) and all reasonable costs and expenses of the Trust (including without limitation all costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees and all reasonable costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any taxing authority, so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses will be equal to the amounts the Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust, The foregoing obligations of the Corporation are for the benefit of, and shall be enforceable by, any Person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof Any each Creditor may enforce such obligations directly against the Corporation, and the Corporation irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

         SECTION 3.10     Payment Upon Resignation or Removal.

         Upon termination of this Indenture or the removal or resignation of the Debenture Trustee, unless otherwise stated, the Corporation shall pay to the Debenture Trustee all amounts accrued and owing to the Debenture Trustee to the date of such termination, removal or resignation.

                                   ARTICLE IV
                   LIST OF SECURITYHOLDERS AND REPORTS BY THE
                     CORPORATION AND THE DEBENTURE TRUSTEE

         SECTION 4.1      List of Securityholders.

         The Corporation covenants and agrees that it will furnish or cause to be furnished to the Debenture Trustee:

         (a) not less than one day nor more than 15 days prior to every Interest Payment Date, a list, in such form as the Debenture Trustee may reasonably require, of the names and addresses of the Securityholders as of such dates; and

         (b) at such other times as the Debenture Trustee may request in writing, within 30 days after the receipt by the Corporation, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, no such lists or names and addresses need be furnished so long as the Debenture Trustee is in possession thereof by reason of its acting as security registrar for the Securities.

         SECTION 4.2      Preservation and Disclosure of Lists.

         (a) The Debenture Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Securities (1) contained in the most recent list furnished to it as provided in Section 4.1 or (2) received by it in the capacity of security registrar (if so acting) hereunder. The Debenture Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

         (b) The rights of holders of Securities to communicate with other holders with respect to their rights under this Indenture or the Securities and the corresponding rights and privileges of the Debenture Trustee, shall be as provided in the Trust Indenture Act.

         (c) Each and every holder of Securities, by receiving and holding the same, agrees with the Corporation and the Debenture Trustee that neither the Corporation nor the Debenture Trustee nor an agent of either of them nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived, and that the Debenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

         SECTION 4.3      Reports by the Corporation.

         (a) The Corporation shall file or cause to be filed with the Debenture Trustee and with the Commission, and transmit to holders of Securities, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act. In the case of information, documents or reports required to be filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act, the Corporation shall file or cause the filing of such information documents or reports with the Debenture Trustee within 15 days after the same are required to be filed with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of such sections, then to provide to the Debenture Trustee, such of the supplementary and periodic information, documents and reports which would have been required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Corporation covenants and agrees to file with the Debenture Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (c) The Corporation covenants and agrees to transmit by mail to all holders of Securities, as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Debenture Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsections (a) and (b) of this Section 4.3 as may be required by rules and regulations prescribed from time to time by the Commission.

         (d) Delivery of such reports, information and documents to the Debenture Trustee is for informational purposes only and the Debenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Debenture Trustee is entitled to rely exclusively on Officers' Certificates).

         (e) So long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A under the Securities Act, the Corporation shall, upon request, provide the information required by clause
(d)(4) thereunder to each Securityholder and to each beneficial owner and prospective purchaser of Securities identified by each Securityholder of Restricted Securities, unless such information is furnished to the Commission pursuant to Section 13 or l5(d) of the Exchange Act.

         SECTION 4.4      Reports by the Debenture Trustee.

         (a) The Debenture Trustee shall transmit to Securityholders such reports concerning the Debenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted within 60 days of January 31 in each calendar year, commencing with the January 31 after the first issuance of Securities under this Indenture.

         (b) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Debenture Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Corporation. The Corporation will promptly notify the Debenture Trustee when the Securities are listed on any stock exchange.

         (c) The Paying Agent shall comply with all withholding, backup withholding, tax and information reporting requirements under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder with respect to payments on, or with respect to, the Securities.


                                   ARTICLE V
                     REMEDIES OF THE DEBENTURE TRUSTEE AND
                     SECURITYHOLDERS UPON EVENT OF DEFAULT

         SECTION 5.1      Events of Default.

         One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Securities (about which a Responsible Officer of the Debenture Trustee has actual knowledge) when due, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Corporation in accordance with the terms hereof or thereof shall not constitute a default in the payment of interest for this purpose; or

         (b) default in the payment of any principal of the Securities (about which a Responsible Officer of the Debenture Trustee has actual knowledge) when due, whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

         (c) default in the performance, or breach in any material respect, of any covenant or warranty of the Corporation in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by the Debenture Trustee or to the Corporation and the Debenture Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Corporation or all or substantially all of its property; or a court or other governmental agency shall enter a decree or order appointing a receiver or similar official and such decree or order shall remain unstayed and undischarged for a period of 90 days; or

         (e) the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

         If an Event of Default with respect to Securities at the time outstanding occurs and is continuing, then in every such case the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Debenture Trustee if given by the holders of the outstanding Securities), and upon any such declaration the same shall become immediately due and payable. Payment of principal and interest on such Securities shall remain subordinated to the extent provided in Article XV notwithstanding that such amount shall become immediately due and payable as herein provided.

         The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Corporation shall pay or shall deposit with the Debenture Trustee a sum sufficient to pay (A) all matured installments of interest (including Compounded Interest, Additional Sums, if any) and Liquidated Damages, on all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit) and (B) such amount as shall be sufficient to cover the reasonable compensation and expenses due to the Debenture Trustee and each predecessor Debenture Trustee, their respective agents and counsel, pursuant to Section 6.6, and (ii) any and all Events of Default under the Indenture, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, in every such case, the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Corporation and to the Debenture Trustee, may rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. If the holders of the Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount (as defined in the related Trust Agreement) of the related Series of Capital Securities issued by the Trust then outstanding shall also have the right to rescind and annul such declaration and its consequences by written notice to the Corporation and the Debenture Trustee, subject to the conditions set forth in this and the preceding paragraph.

         In case the Debenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Debenture Trustee, then and in every such case the Corporation, the Debenture Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Corporation, the Debenture Trustee and the holders of the Securities shall continue as though no such proceeding had been taken.

         SECTION 5.2      Payment of Securities on Default; Suit Therefor.

         The Corporation covenants that (a) in case default shall be made in the payment of any installment of interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on any of the Securities as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of any of the Securities as and when the same shall have become due and payable, whether at maturity of the Securities or upon prepayment or by declaration or otherwise, then, upon demand of the Debenture Trustee, the Corporation will pay to the Debenture Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal or interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by the Trust or a trustee of such Trust, without duplication of any other amounts paid by the Trust or a trustee in respect thereof) upon the overdue installments of interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Debenture Trustee, its agents and counsel, and any other amount due to the Debenture Trustee pursuant to Section 6.6.

         In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Debenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute judicial proceedings for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor on the Securities and collect in the manner provided by law out of the property of the Corporation or any other obligor on the Securities, wherever situated, the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation or any other obligor on the Securities under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Corporation or such other obligor, or in the case of any other similar judicial proceedings relative to the Corporation or other obligor upon the Securities, or to the creditors or property of the Corporation or such other obligor, the Debenture Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Debenture Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Debenture Trustee (including any claim for amounts due to the Debenture Trustee pursuant to Section 6.6) and of the Securityholders allowed in such judicial proceedings relative to the Corporation or any other obligor on the Securities, or to the creditors or property of the Corporation or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Debenture Trustee, and, in the event that the Debenture Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Debenture Trustee such amounts as shall be sufficient to cover reasonable compensation to, and expenses of, the Debenture Trustee, each predecessor Debenture Trustee and their respective agents and counsel, and all other amounts due to the Debenture Trustee pursuant to Section 6.6.

         Nothing herein contained shall be construed to authorize the Debenture Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Debenture Trustee to vote in respect of the claim of any Securityholder in any such proceeding; provided, however, that the Trustee may, on behalf of the holders of Securities, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditor's or other similar committee.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Debenture Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Debenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities.

         In any proceedings brought by the Debenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Debenture Trustee shall be a party), the Debenture Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

         SECTION 5.3      Application of Moneys Collected by Debenture Trustee.

         Any moneys collected by the Debenture Trustee shall be applied in the following order, at the date or dates fixed by the Debenture Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

         First: To the payment of costs and expenses of collection applicable to the Securities and all other amounts due to the Debenture Trustee under
Section 6.6;

         Second: To the payment of all Senior Indebtedness of the Corporation if and to the extent required by Article XV;

         Third: To the payment of the amounts then due and unpaid upon Securities for principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Securities for principal and interest, respectively; and

         Fourth: To the Corporation.

         SECTION 5.4      Proceedings by Securityholders.

         No holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: such holder previously shall have given to the Debenture Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Debenture Trustee to institute such action, suit or proceeding in its own name as Debenture Trustee hereunder; such holder or holders have offered to the Debenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; the Debenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; and no direction inconsistent with such written request has been given to the Debenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Debenture Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities.

         The Corporation and the Debenture Trustee acknowledge that pursuant to the Trust Agreement, the holders of Capital Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action with respect to any Event of Default referred to in clause (a) or
(b) of Section 5.1.

         SECTION 5.5      Proceedings by Debenture Trustee.

         In case an Event of Default occurs with respect to Securities and is continuing, the Debenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Debenture Trustee shall deem most effectual to protect and enforce any of such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

         SECTION 5.6      Remedies Cumulative and Continuing.

         All powers and remedies given by this Article V to the Debenture Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Debenture Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Securities, and no delay or omission of the Debenture Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.4, every power and remedy given by this Article V or by law to the Debenture Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Debenture Trustee or by the Securityholders.

         SECTION 5.7 Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

         The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee; provided, however, that (subject to the provisions of Section 6.1) the Debenture Trustee shall have the right to decline to follow any such direction if the Debenture Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Debenture Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Debenture Trustee in good faith by one of its Responsible Officers shall determine that the action or proceedings so directed would involve the Debenture Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all of the Securities waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on any of the Securities (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including Compounded Interest and Additional Sums, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Security affected; provided, however, that if the Securities are held by the Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Debenture Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.7, said Default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

         SECTION 5.8      Notice of Defaults

         (a) The Debenture Trustee shall, within 90 days after the occurrence of a Default with respect to the Securities actually known to a Responsible Officer of the Debenture Trustee, mail to all Securityholders, as the names and addresses of such holders appear upon the Security Register, notice of all such Defaults, unless such Default shall have been cured or waived before the giving of such notice (the term "Default" for the purpose of this Section 5.8 being hereby defined to be any of the events specified in clauses (a), (b), (c), (d) and (e) of Section 5.1, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause (c) of Section 5.1); provided, however, that, except in the case of Default in the payment of the principal of or interest (including Compounded Interest or Additional Sums, if any) or Liquidated Damages, if any, on any of the Securities, the Debenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Debenture Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders; provided, further, that in the case of any Default of the character specified in Section 5.1(c), no such notice to Securityholders shall be given until at least 60 days after the occurrence thereof, but shall be given within 90 days after such occurrence.

         (b) Within ten Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Debenture Trustee, the Debenture Trustee shall transmit notice of such Event of Default to all Securityholders as their names and addresses appear on the Security Register, unless such Event of Default shall have been cured or waived.

         SECTION 5.9      Undertaking to Pay Costs.

         All parties to this Indenture agree, and each holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Debenture Trustee for any action taken or omitted by it as Debenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.9 shall not apply to any suit instituted by the Debenture Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on any Security against the Corporation on or after the same shall have become due and payable.

                                   ARTICLE VI
                        CONCERNING THE DEBENTURE TRUSTEE

         SECTION 6.1      Duties and Responsibilities of Debenture Trustee.

         With respect to the holders of the Securities issued hereunder, the Debenture Trustee, prior to the occurrence of an Event of Default (which, other than in the case of Sections 5.1(a) and 5.1(b) hereof, is known to the Debenture Trustee) and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default (which, other than in the case of Sections 5.1(a) and 5.1(b) hereof, is known to the Debenture Trustee) has occurred (which has not been cured or waived), the Debenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         No provision of this Indenture shall be construed to relieve the Debenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (a) prior to the occurrence of an Event of Default (which, other than in the case of Sections 5.1(a) and 5.1(b) hereof, is known to the Debenture Trustee) and after the curing or waiving of all such Events of Default which may have occurred,

                 (1) the duties and obligations of the Debenture Trustee shall be determined solely by the express provisions of this Indenture, and the Debenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Debenture Trustee;

                 (2) in the absence of bad faith on the part of the Debenture Trustee, the Debenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Debenture Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Debenture Trustee, the Debenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (b) the Debenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Debenture Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Debenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders pursuant to Section 5.7, relating to the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred upon the Debenture Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it reasonably believes that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

         SECTION 6.2      Reliance on Documents, Opinions, etc.

         Except as otherwise provided in Section 6.1:

         (a) the Debenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Corporation mentioned herein may be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Debenture Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Corporation;

         (c) the Debenture Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Debenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Debenture Trustee reasonable and sufficient security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Debenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Securities; provided, however, that if the payment within a reasonable time to the Debenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Debenture Trustee, not reasonably assured to the Debenture Trustee by the security afforded to it by the terms of this Indenture, the Debenture Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

         (f) the Debenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Debenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care; and

         (g) the Debenture Trustee shall not be charged with knowledge of any Default or Event of Default unless (1) such Default or Event of Default falls within Section 5.01(a) (other than a default with respect to the payment of Compounded Interest, Liquidated Damages or Additional Sums) or Section 5.01(b) of the Indenture, (2) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (3) written notice of such Default or Event of Default shall have been given to the Debenture Trustee by the Corporation or any other obligor on the Securities or by any holder of the Securities.

         (h) The Debenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith, without negligence or willful misconduct and believed by it to be authorized or within the discretion of rights or powers conferred upon it by this Indenture.

         SECTION 6.3      No Responsibility for Recitals, etc.

         The recitals contained herein and in the Securities (except in the certificate of authentication of the Debenture Trustee or the Authenticating Agent) shall be taken as the statements of the Corporation, and the Debenture Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Debenture Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Debenture Trustee and the Authenticating Agent shall not be accountable for the use or application by the Corporation of any Securities or the proceeds of any Securities authenticated and delivered by the Debenture Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

         SECTION 6.4 Debenture Trustee, Authenticating Agent, Paying Agents, Transfer Agents and Registrar May Own Securities.

         The Debenture Trustee or any Authenticating Agent or any paying agent or any transfer agent or any security registrar for the Securities, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Debenture Trustee, Authenticating Agent, paying agent, transfer agent or security registrar for the Securities.

         SECTION 6.5      Moneys to be Held in Trust.

         Subject to the provisions of Section 11.4, all moneys received by the Debenture Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Debenture Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by an Officer thereof.

         SECTION 6.6      Compensation and Expenses of Debenture Trustee.

         The Corporation, as issuer of Securities under this Indenture, covenants and agrees to pay to the Debenture Trustee from time to time, and the Debenture Trustee shall be entitled to, such reasonable compensation as shall be agreed to in writing between the Corporation and the Debenture Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct. The Corporation also covenants to indemnify each of the Debenture Trustee and any predecessor Debenture Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense including taxes (other than taxes based on the income of the Debenture Trustee) incurred without negligence, bad faith or willful misconduct, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Corporation under this Section 6.6 to compensate and indemnify the Debenture Trustee and to pay or reimburse the Debenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder.

         When the Debenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d) or Section 5.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for its services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor.

         The provisions of this Section shall survive the resignation or removal of the Debenture Trustee and the defeasance or other termination of this Indenture.

         SECTION 6.7      Officers' Certificate as Evidence.

         Except as otherwise provided in Sections 6.1 and 6.2, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Debenture Trustee, rely upon an Officers' Certificate.

         SECTION 6.8      Conflicting Interest of Debenture Trustee.

         If the Debenture Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Debenture Trustee and the Corporation shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 6.9      Eligibility of Debenture Trustee.

         The Debenture Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Debenture Trustee.

         In case at any time the Debenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Debenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

         SECTION 6.10     Resignation or Removal of Debenture Trustee.

         (a) The Debenture Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of the Securities at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Debenture Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Debenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)     In case at any time any of the following shall occur:

                 (1) the Debenture Trustee shall fail to comply with the provisions of Section 6.8 after written request therefor by the Corporation or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

                 (2) the Debenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Corporation or by any such Securityholder, or

                 (3) the Debenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Debenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Debenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Debenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Debenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.9, any Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Debenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Debenture Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Debenture Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after written notification of such nomination the Corporation objects thereto, or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Debenture Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

         (d) Any resignation or removal of the Debenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this
Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

         SECTION 6.11     Acceptance by Successor Debenture Trustee.

         Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of all amounts then due it pursuant to the provisions of Section 6.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

         No successor trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

         Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Corporation shall mail notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security Register. If the Corporation fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

         SECTION 6.12     Succession by Merger, etc.

         Any corporation into which the Debenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Debenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Debenture Trustee, shall be the successor of the Debenture Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         In case any Securities shall have been authenticated but not delivered at the time such successor to the Debenture Trustee shall succeed to the trusts created by this Indenture, any such successor to the Debenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Debenture Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Securities or this Indenture elsewhere provides that the certificate of the Debenture Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Debenture Trustee or authenticate Securities in the name of any predecessor Debenture Trustee shall apply only to its successor or successors by merger or consolidation.

         SECTION 6.13     Limitation on Rights of Debenture Trustee as a
Creditor.

         The Debenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Debenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

         SECTION 6.14     Authenticating Agents.

         There may be one or more Authenticating Agents appointed by the Debenture Trustee upon the request of the Corporation with power to act on its behalf and subject to its direction in the authentication and delivery of Securities issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided, however, that the Debenture Trustee shall have no liability to the Corporation for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

         Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Debenture Trustee and to the Corporation. The Debenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Debenture Trustee may, and upon the request of the Corporation shall, promptly appoint a successor Authenticating Agent acceptable to the Corporation and eligible under this Section 6.14, shall give written notice of such appointment to the Corporation and shall mail notice of such appointment to all Securityholders as the names and addresses of such holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

         The Corporation, as issuer of the Securities, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Debenture Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities referred to in the within mentioned Indenture.

Dated:                             Wilmington Trust Company,
                                   as Trustee



                                   By:
                                      ----------------------------------------
                                            As Authenticating Agent



                                   By:
                                      ----------------------------------------
                                            As Authenticating Agent

                                  ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

         SECTION 7.1      Action by Securityholders.

         Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument (including by way of electronic transmission) or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or
(b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

         If the Corporation shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date.

         SECTION 7.2      Proof of Execution by Securityholders.

         Subject to the provisions of Sections 6.1, 6.2 and 8.5, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Debenture Trustee or in such manner as shall be satisfactory to the Debenture Trustee. The ownership of Securities shall be proved by the Security Register. The Debenture Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.6.

         SECTION 7.3      Who Are Deemed Absolute Owners.

         Prior to due presentment for registration of transfer of any Security, the Corporation, the Debenture Trustee, any Authenticating Agent, any paying agent, any transfer agent and any security registrar for the Securities may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.6) interest on such Security and for all other purposes; and neither the Corporation nor the Debenture Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any security registrar for the Securities shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

         SECTION 7.4      Securities Owned by Corporation Deemed Not
Outstanding.

         In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Corporation or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Debenture Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Debenture Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.4 if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee's right to vote such Securities and that the pledgee is not the Corporation or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Debenture Trustee taken upon the advice of counsel shall be full protection to the Debenture Trustee.

         SECTION 7.5      Revocation of Consents; Future Holders Bound.

         At any time prior to (but not after) the evidencing to the Debenture Trustee, as provided in Section 7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor), subject to Section 7.1, the serial number of which is shown by the evidence to be included in the group of Securities the holders of which have consented to such action, may, by filing written notice with the Debenture Trustee at its principal office and upon proof of holding as provided in Section 7.2, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

                                  ARTICLE VIII
                          MEETINGS OF SECURITYHOLDERS

         SECTION 8.1      Purposes of Meetings.

         A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

         (a) to give any notice to the Corporation or to the Debenture Trustee, or to give any directions to the Debenture Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of
                 Article V;

         (b) to remove the Debenture Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

         (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

         (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

         SECTION 8.2      Call of Meetings by Debenture Trustee.

         The Debenture Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.1, to be held at such time and at such place in Canajoharie or New York, New York or Livingston, New Jersey as the Debenture Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

         SECTION 8.3      Call of Meetings by Corporation or Securityholders.

         In case at any time the Corporation, pursuant to a resolution of the Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Debenture Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Debenture Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Securityholders may determine the time and the place in Canajoharie or New York, New York or Livingston, New Jersey for such meeting and may call such meeting to take any action authorized in Section 8.1, by mailing notice thereof as provided in Section 8.2.

         SECTION 8.4      Qualifications for Voting.

         To be entitled to vote at any meeting of Securityholders, a Person shall be (a) a holder of one or more Securities or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Debenture Trustee and its counsel and any representatives of the Corporation and its counsel.

         SECTION 8.5      Regulations.

         Notwithstanding any other provisions of this Indenture, the Debenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Debenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Securityholders as provided in Section 8.3, in which case the Corporation or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

         Subject to the provisions of Section 8.4, at any meeting each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of
Section 8.2 or 8.3 may be adjourned from time to time by a majority of those present, and the meeting may be held as so adjourned without further notice.

         SECTION 8.6      Voting.

         The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Debenture Trustee to be preserved by the Debenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated. The holders of the Initial Securities and the Exchange Securities shall vote for all purposes as a single class.


                                   ARTICLE IX
                                   AMENDMENTS

         SECTION 9.1      Without Consent of Securityholders.

         Without the consent of any Securityholders, the Corporation, and the Debenture Trustee, at any time and from time to time, may amend or waive any provision of this Indenture or may enter into one or more indentures supplemental hereto, for any of the following purposes:

         (a) to evidence the succession of another Person to the Corporation, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Corporation pursuant to Article X hereof;

         (b) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors and the Debenture Trustee shall consider to be for the protection of the Securityholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Debenture Trustee upon such default;

         (c) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

         (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, provided that any such action shall not materially adversely affect the interests of the holders of the Securities;

         (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities;

         (f) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and all other matters required pursuant to Section 2.7 or otherwise necessary, desirable or appropriate in connection with the issuance of Securities to holders of Capital Securities in the event of a distribution of Securities by the Trust following a Dissolution Event, provided that any such action shall not materially adversely affect the interests of the holders of the Securities;

         (g) to qualify or maintain qualification of this Indenture under the Trust Indenture Act;

         (h) to make any change that does not adversely affect the rights of any Securityholder in any material respect; or

         (i) to convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power herein conferred upon the Corporation;

         The Debenture Trustee is hereby authorized to join with the Corporation in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Debenture Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any amendment to this Indenture authorized by the provisions of this
Section 9.1 may be executed by the Corporation and the Debenture Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.2.

         SECTION 9.2      With Consent of Securityholders.

         With the consent (evidenced as provided in Section 7.1) of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, the

Corporation, when authorized by a Board Resolution, and the Debenture Trustee may from time to time and at any time amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such amendment shall, without the consent of the holders of each Security then outstanding and affected thereby (i) change the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon (except as contemplated by Article XVI), or reduce the principal amount thereof, or change any prepayment provisions, or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any Securityholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such amendment to the Indenture; provided, however, that if the Securities are held by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided, further, that if the consent of the holder of each outstanding Security is required, such amendment shall not be effective until each holder of the Trust Securities shall have consented to such amendment.

         Upon the request of the Corporation accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture effecting such amendment, and upon the filing with the Debenture Trustee of evidence of the consent of Securityholders as aforesaid, the Debenture Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Debenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         Promptly after the execution by the Corporation and the Debenture Trustee of any supplemental indenture pursuant to the provisions of this Section, the Debenture Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Corporation, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Debenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 9.3 Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

         Any supplemental indenture executed pursuant to the provisions of this
Article IX shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Debenture Trustee, the Corporation and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.4      Notation on Securities.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Debenture Trustee as to any matter provided for in such supplemental indenture. If the Corporation or the Debenture Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Debenture Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation, authenticated by the Debenture Trustee or the Authenticating Agent and delivered in exchange for the Securities then outstanding.

         SECTION 9.5 Evidence of Compliance of Supplemental Indenture to be Furnished to Debenture Trustee.

         The Debenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

                                   ARTICLE X
          CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER AND LEASE

         SECTION 10.1     Corporation May Consolidate, etc., on Certain Terms.

         Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Corporation with or into any other Person (whether or not affiliated with the Corporation, as the case may be), or successive consolidations or mergers in which the Corporation or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Corporation, or its successor or successors as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Corporation, or its successor or successors, as the case may be) authorized to acquire and operate the same, provided that (a) the Corporation is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (b) if the Corporation is not the surviving Person, upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Corporation shall be expressly assumed by the surviving Person, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Debenture Trustee executed and delivered to the Debenture Trustee by the Person formed by such consolidation, or into which the Corporation shall have been merged, or by the Person which shall have acquired such property, as the case may be, and (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, nothing herein shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Corporation, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Corporation, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Corporation, if, in any such case in which the surviving, resulting or acquiring entity is not the Corporation, the Corporation would own, directly or indirectly, at least 80% of the voting securities of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any voting securities of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets.

         SECTION 10.2     Successor Person to be Substituted for Corporation.

         In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Debenture Trustee and satisfactory in form to the Debenture Trustee, of the obligation of due and punctual payment of the principal of and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor Person shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as a party hereto, and the Corporation thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Debenture Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Debenture Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by any Officer of the Corporation to the Debenture Trustee or the Authenticating Agent for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Debenture Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         SECTION 10.3     Opinion of Counsel to be Given Debenture Trustee.

         The Debenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officer's Certificate or an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this
Article X complies with the provisions of this Article X.


                                   ARTICLE XI
                    SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 11.1     Discharge of Indenture.

         When (a) the Corporation shall deliver to the Debenture Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.8) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Debenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for prepayment within one year under arrangements satisfactory to the Debenture Trustee for the giving of notice of prepayment, and the Corporation shall deposit with the Debenture Trustee, in trust, funds sufficient to pay on the Maturity Date or upon prepayment all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.8) not theretofore canceled or delivered to the Debenture Trustee for cancellation, including principal and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, due or to become due to the Maturity Date or prepayment date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Securities (1) theretofore repaid to the Corporation in accordance with the provisions of
Section 11.4, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if, in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture shall cease to be of further effect. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Debenture Trustee under Section 6.6, the obligations of the Corporation to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Debenture Trustee pursuant to clause (b) of this Section, the obligations of the Debenture Trustee under
Section 11.2 and Section 11.4 shall survive. Thereafter, Sections 6.6, 6.10 and
11.4 shall survive, and the Debenture Trustee, on demand of the Corporation accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Corporation, however, hereby agrees to reimburse the Debenture Trustee for any costs or expenses thereafter reasonably and properly incurred by the Debenture Trustee in connection with this Indenture or the Securities.

         SECTION 11.2 Deposited Moneys and U.S. Government Obligations to be Held in Trust by Debenture Trustee.

         Subject to the provisions of Section 11.4, all moneys and U.S. Government Obligations deposited with the Debenture Trustee pursuant to Sections 11.1 or 11.5 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys or U.S. Government Obligations have been deposited with the Debenture Trustee, of all sums due and to become due thereon for principal and interest.

         The Corporation shall pay and indemnify the Debenture Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Securities.

         SECTION 11.3     Paying Agent to Repay Moneys Held.

         Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Debenture Trustee) shall, upon written demand of the Corporation, be repaid to it or paid to the Debenture Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 11.4     Return of Unclaimed Moneys.

         Any moneys deposited with or paid to the Debenture Trustee or any paying agent for payment of the principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Corporation by the Debenture Trustee or such paying agent; and the holder of any of the Securities shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect and all liability of the Debenture Trustee or such paying agent with respect to such moneys shall thereupon cease.

         SECTION 11.5 Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

         The Corporation shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied:

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         (a)     the Corporation shall have deposited or caused to be deposited irrevocably with the Debenture Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities (i) money in an amount, or
                 (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Debenture Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of principal and interest are due;

         (b) if the Securities are then listed on any national securities exchange, the Corporation shall have delivered to the Debenture Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.5 would not cause such Securities to be delisted from such exchange;

         (c) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit; and

         (d) the Corporation shall have delivered to the Debenture Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this
                 Section 11.5 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

         "Discharged" means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Debenture Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except
(1) the rights of holders of Securities to receive, from the trust fund described in clause (a) above, payment of the principal of and the interest on the Securities when such payments are due; (2) the Corporation's obligations with respect to the Securities under Sections 2.7, 2.8, 5.2 and 11.4; and (3) the rights, powers, trusts, duties and immunities of the Debenture Trustee hereunder.

         "Defeasance Agent" means another financial institution which is eligible to act as Debenture Trustee hereunder and which assumes all of the obligations of the Debenture Trustee necessary to enable the Debenture Trustee to act hereunder. In the event such a

Defeasance Agent is appointed pursuant to this Section, the following conditions shall apply:

         (1) the Debenture Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent's rights and responsibilities; and

         (2) the Defeasance Agent shall provide verification to the Debenture Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in this Section 11.5.


                                  ARTICLE XII
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

         SECTION 12.1     Indenture and Securities Solely Corporate
Obligations.

         No recourse for the payment of the principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Corporation or of any successor Person to the Corporation, either directly or through the Corporation or any successor Person to the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         SECTION 13.1     Successors.

         All of the covenants, stipulations, promises and agreements of the Corporation contained in this Indenture shall also bind the Corporation's successors and assigns whether so expressed or not.


         SECTION 13.2     Official Acts by Successor Corporation.

         Any act or proceeding that, by any provision of this Indenture, is authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

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         SECTION 13.3     Surrender of Corporation Powers.

         The Corporation by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Debenture Trustee may surrender any of the powers reserved to the Corporation hereunder, and thereupon such power so surrendered shall terminate both as to the Corporation, as the case may be, and as to any successor Person.

         SECTION 13.4     Addresses for Notices, etc.

         Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Debenture Trustee or by the holders of Securities on the Corporation may be given or served by being deposited postage prepaid by first class mail, registered or certified mail, overnight courier service or conformed telecopy addressed (until another address is filed by the Corporation with the Debenture Trustee for the purpose) to CNB Financial Corp., 24 Church Street, Canajoharie, NY 13317, Attention:
Administrative Trustee. Any notice, direction, request or demand by any Securityholder to or upon the Debenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of Wilmington Trust Company at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (unless another address is provided by the Debenture Trustee to the Corporation for such purpose). Any notice or communication to a Securityholder shall be mailed by first class mail to his or her address shown on the Security Register kept by the security registrar for the Securities.

         SECTION 13.5     Governing Law.

         This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to conflict of law principles thereof.

         SECTION 13.6     Evidence of Compliance with Conditions Precedent.

         Upon any application or demand by the Corporation to the Debenture Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Debenture Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Debenture Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.5) shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 13.7     Business Days.

         In any case where the date of payment of principal of or interest on the Securities is not a Business Day, the payment of such principal of or interest on the Securities will not be made on such date but will be made on the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on the original date of payment, and no interest shall accrue for the period from and after such date.

         SECTION 13.8     Trust Indenture Act to Control.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required thereunder to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         SECTION 13.9     Table of Contents, Headings, etc.

         The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 13.10    Execution in Counterparts.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


         SECTION 13.11    Separability.

         In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 13.12    Assignment.

         The Corporation will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Corporation, provided that, in the event of any such assignment, the Corporation will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

         SECTION 13.13    Acknowledgment of Rights.

         The Corporation acknowledges that, with respect to any Securities held by the Trust or a trustee of such Trust, if the Property Trustee of such Trust fails to enforce its rights under this Indenture as the holder of the Securities held as the assets of the Trust, a registered holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest (including Compound Interest and Additional Sums, if any) on the Securities when due, the Corporation acknowledges that a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Securities.

                                  ARTICLE XIV
                            PREPAYMENT OF SECURITIES

         SECTION 14.1     Special Event Prepayment.

         If, prior to the Initial Optional Redemption Date, a Special Event has occurred and is continuing, then notwithstanding Section 14.2(a) but subject to
Section 14.2(c), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, upon (i) not less than 45 days written notice to the Debenture Trustee and (ii) not less than 30 days nor more than 60 days' written notice to the Securityholders, to prepay the Securities, in whole (but not in part), at the Prepayment Price. The Prepayment Price shall be paid prior to 12:00 noon, Eastern time, on the date of such prepayment or such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the

Prepayment Price by 10:00 a.m., Eastern time, on the date such Prepayment Price is to be paid.

         SECTION 14.2     Optional Prepayment by Corporation.

         (a) Subject to Sections 14.2(b) and (c), the Corporation shall have the right to prepay the Securities, in whole or in part, at any time on or after the Initial Optional Redemption Date, upon not less than 30 days and not more than 60 days' written notice, at the Prepayment Price.

         If the Securities are only partially prepaid pursuant to this Section 14.2, the Securities to be prepaid shall be selected on a pro rata basis not more than 60 days prior to the date fixed for prepayment from the outstanding Securities not previously called for prepayment; provided, however, that with respect to Securityholders that would be required to hold Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities, and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. The Prepayment Price shall be paid prior to 12:00 noon Eastern time, on the date of such prepayment or at such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., Eastern time, on the date such Prepayment Price is to be paid.

         (b) Notwithstanding the first sentence of Section 14.2(a), upon the entry of an order for dissolution of the Trust by a court of competent jurisdiction, the Securities thereafter will be subject to optional prepayment, in whole only, but not in part, on or after the Initial Optional Redemption Date, at the applicable Prepayment Price and otherwise in accordance with this
Article XIV.

         (c)     Any prepayment of Securities pursuant to Section 14.1 or
Section 14.2 shall be subject to the Corporation obtaining any and all required regulatory approvals.

         SECTION 14.3     No Sinking Fund.

         The Securities are not entitled to the benefit of any sinking fund.

         SECTION 14.4     Notice of Prepayment; Selection of Securities.

         In case the Corporation shall desire to exercise the right to prepay all, or, as the case may be, any part of the Securities in accordance with their terms, it shall fix a date for prepayment and shall mail or cause to be mailed a notice of such prepayment at least 30 and not more than 60 days' prior to the date fixed for prepayment to the holders of Securities to be so prepaid as a whole or in part at their last addresses as the same appear on the Security Register. Notice of redemption of securities to be redeemed at the election of the Corporation shall, at the Corporation's request, be given by the Debenture Trustee in the name and at the expense of the Corporation. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for prepayment as a whole or in part shall not affect the validity of the proceedings for the prepayment of any other Security.

         Each such notice of prepayment shall specify the CUSIP number of the Securities to be prepaid, the date fixed for prepayment, the Prepayment Price at which the Securities are to be prepaid (or the method by which such Prepayment Price is to be calculated), the place or places of payment where payment will be made upon presentation and surrender of the Securities, that interest accrued to the date fixed for prepayment will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be prepaid will cease to accrue. If less than all the Securities are to be prepaid, the notice of prepayment shall specify the numbers of the Securities to be prepaid. In case any Security is to be prepaid in part only, the notice of prepayment shall state the portion of the principal amount thereof to be prepaid and shall state that on and after the date fixed for prepayment, upon surrender of such Security, a new Security or Securities in principal amount equal to the portion thereof that has not been prepaid will be issued.

         By 10:00 a.m., Eastern time, on the prepayment date specified in the notice of prepayment given as provided in this Section, the Corporation will deposit with the Debenture Trustee or with one or more paying agents (or if the Corporation is acting as its own paying agent, the Corporation will segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to prepay on the prepayment date all the Securities so called for prepayment at the Prepayment Price .

         SECTION 14.5     Payment of Securities Called for Prepayment.

         If notice of prepayment has been given as provided in Section 14.4, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the Prepayment Price (subject to the rights of holders of Securities at the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the prepayment date) and on and after said date unless the Corporation shall default in the payment of such Securities at the Prepayment Price interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Securities or portions of Securities so called for prepayment shall cease to accrue. On presentation and surrender of such Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and prepaid by the Corporation at the applicable Prepayment Price, (subject to the rights of holders of Securities on the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the prepayment date).

         Upon presentation of any Security prepaid in part only, the Corporation shall execute and the Debenture Trustee shall authenticate and deliver to the holder thereof, at the expense of the Corporation, a new Security or Securities of authorized denominations, in principal amount equal to the portion of the Security so presented that has not been prepaid.


                                   ARTICLE XV
                          SUBORDINATION OF SECURITIES

         SECTION 15.1     Agreement to Subordinate

         The Corporation covenants and agrees, and each holder of Securities issued hereunder likewise covenants and agrees, that the Securities shall be issued subject to the provisions of this Article XV; and each holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by the Corporation of the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Allocable Amounts then due and payable in respect of Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.

         SECTION 15.2     Default on Senior Indebtedness.

         In the event and during the continuation of any default by the Corporation in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been resined or canceled, then, in either case, no payment shall be made by the Corporation with respect to the principal (including prepayment payments) of or interest on the Securities (including Compounded Interest and Additional Sums, if any, and Liquidated Damages, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof).

         In the event of the acceleration of the maturity of the Securities, then no payment shall be made by the Corporation with respect to the principal (including prepayment payments) of or interest on the Securities (including Compounded Interest and Additional Sums, if any, and Liquidated Damages, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof) until the holders of all Senior Indebtedness outstanding at the time of such acceleration shall receive payment, in full, of all Allocable Amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration).

         In the event that, notwithstanding the foregoing, any payment shall be received by the Debenture Trustee, or any Securityholder, when such payment is prohibited by the preceding paragraphs of this Section 15.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Debenture Trustee (if the Notice requested by Section 15.6 has been received by the Debenture Trustee) or by any Securityholder, to the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent of the Allocable Amounts in respect of such Senior Indebtedness and to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Debenture Trustee in writing within 90 days of such payment of the Allocable Amounts then due and owing on such Senior Indebtedness, and only the Allocable Amounts specified in such notice to the Debenture Trustee shall be paid to the holders of such Senior Indebtedness.

         SECTION 15.3     Liquidation; Dissolution; Bankruptcy.

         Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, the holders of all Senior Indebtedness of the Corporation will first be entitled to receive payment in full of Allocable Amounts of such Senior Indebtedness, before any payment is made by the Corporation on account of the principal of or interest on the Securities (including Compounded Interest and Additional Sums (if any) and Liquidated Damages, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof); and upon any such dissolution, winding-up, liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, which the Securityholders or the Debenture Trustee would be entitled to receive from the Corporation, except for the provisions of this Article XV, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Debenture Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Corporation (pro rata to such holders on the basis of the respective Allocable Amounts of Senior Indebtedness held by such holders, as calculated by the Corporation) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior

Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Allocable Amounts of Senior Indebtedness in full, in money or moneys worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Debenture Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character prohibited by the foregoing, whether in cash, property or securities, shall be received by the Debenture Trustee, or any Securityholder, before the Allocable Amounts of all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered by the Debenture Trustee (if the Notice requested by Section 15.6 has been received by the Debenture Trustee) or by any Securityholder, to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Corporation, for application to the payment of all Allocable Amounts of Senior Indebtedness remaining unpaid to the extent necessary to pay all Allocable Amounts of such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         For purposes of this Article XV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article XV with respect to the Securities to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.3 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article X of this Indenture. Nothing in Section 15.2 or in this Section 15.3 shall apply to claims of, or payments to, the Debenture Trustee under or pursuant to Section 6.6 of this Indenture.

         SECTION 15.4     Subrogation.

         Subject to the payment in full of all Allocable Amounts of Senior Indebtedness, the rights of the Securityholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Debenture Trustee would be entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Debenture Trustee, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness of the Corporation, and the holders of the Securities, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

         Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation, and the holders of the Securities, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Securities the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Corporation, as the case may be, other than the holders of Senior Indebtedness of the Corporation, as the case may be, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Corporation, as the case may be, received upon the exercise of any such remedy.

         SECTION 15.5     Debenture Trustee to Effectuate Subordination.

         Each Securityholder, by such Securityholder's acceptance thereof, authorizes and directs the Debenture Trustee on such Securityholder's behalf to take such action (as the Debenture Trustee, in its discretion, deems necessary or appropriate, upon instruction or otherwise) to effectuate the subordination provided in this Article XV and appoints the Debenture Trustee such Securityholder's attorney-in-fact for any and all such purposes.

         SECTION 15.6     Notice by the Corporation.

         The Corporation shall give prompt written notice to a Responsible Officer of the Debenture Trustee of any fact known to the Corporation that would prohibit the making of any payment of monies to or by the Debenture Trustee in respect of the Securities pursuant to the provisions of this Article
XV. Notwithstanding the provisions of this Article XV or any other provision of this Indenture, the Debenture Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Debenture Trustee in respect of the Securities pursuant to the provisions of this Article XV, unless and until a Responsible Officer of the Debenture Trustee shall have received written notice thereof from the Corporation or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Debenture Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Debenture Trustee shall not have received the notice provided for in this Section 15.6 at least two Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on any Security), then, anything herein contained to the contrary notwithstanding, the Debenture Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Debenture Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on a written notice delivered to it by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a trustee on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Debenture Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XV, the Debenture Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Debenture Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Debenture Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Upon any payment or distribution of assets of the Corporation referred to in this Article XV, the Debenture Trustee, subject to the provisions of
Article VI of this Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Debenture Trustee or to the Securityholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

         SECTION 15.7 Rights of the Debenture Trustee; Holders of Senior Indebtedness.

         The Debenture Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Debenture Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness of the Corporation, the Debenture Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Debenture Trustee. The Debenture Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Debenture Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Corporation or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

         Nothing in this Article XV shall apply to claims of, or payments to, the Debenture Trustee under or pursuant to Section 6.6.

         SECTION 15.8     Subordination May Not Be Impaired.

         No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Corporation may, at any time and from time to time, without the consent of or notice to the Debenture Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the holders of the Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation, as the case may be, and any other Person.

         SECTION 15.9     Certain Conversions or Exchanges Deemed Payment.

         For the purposes of this Article XV only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Defaulted Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section 15.9, the term "junior securities" means (i) shares of any stock of any class of the Corporation and
(ii) securities of the Corporation which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities so subordinated as provided in this Article XV.


                                  ARTICLE XVI
                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 16.1     Extension of Interest Payment Period.

         So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest, including Additional Sums and Compounded Interest (collectively, "Deferred Interest"), by extending the interest payment period of such Securities for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no Deferred Interest shall be due and payable, provided that no Extended Interest Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 16.1, will bear interest thereon at the applicable periodic Coupon Rate compounded quarterly for each quarterly period during the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Corporation shall pay all Deferred Interest that shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register on the record date immediately preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not (i) exceed 20 consecutive quarterly periods, including the first such quarterly period during such Extended Interest Payment Period, (ii) end on a date other than an Interest Payment Date or (iii) extend beyond the Maturity Date of the Securities. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

         SECTION 16.2         Notice of Extension.

         (a) If the Property Trustee is the only holder of the Securities at the time the Corporation elects to commence an Extended Interest Payment Period, the Corporation shall give written notice to the Property Trustee and the Debenture Trustee of its election to commence such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities would have been payable but for such deferral, and (ii) the date the Property Trustee is required to give notice to holders of capital securities of the record date, or the date such Distributions are payable, but in any event at least one Business Day before such record date.

         (b) If the Property Trustee is not the only holder of the Securities at the time the Corporation elects to commence an Extended Interest Payment Period, the Corporation shall give the holders of the Securities and the Debenture Trustee written notice of its election of such Extended Interest Payment Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on Securities would be payable but for such deferral.

         (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 16.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extended Interest Payment Period permitted under Section 16.1.

         Wilmington Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                     CNB FINANCIAL CORP.



                                     By:
                                         /s/ Peter J. Corso
                                         -----------------------------------
                                         Peter J. Corso
                                         Executive Vice President
                                         and Chief Financial Officer

                                     WILMINGTON TRUST COMPANY,
                                     as Debenture Trustee



                                     By: /s/ Thomas Laskaris
                                         -----------------------------------
                                         Name:  Thomas Laskaris
                                         Title: Vice President

                                   EXHIBIT A


                           (FORM OF FACE OF SECURITY)


         [IF THIS SECURITY IS A GLOBAL SECURITY INSERT: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF Wilmington TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.


         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.


         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH CNB FINANCIAL CORP. (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE

PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT A CERTIFICATE OF TRANSFER SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED AUGUST 4, 1999 IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE CORPORATION. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.


         THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT: (A) THE PURCHASE AND HOLDING OF THE SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION, (B) CNB AND THE ADMINISTRATORS ARE NOT "FIDUCIARIES" WITHIN THE MEANING OF SECTION 3(21) OF ERISA AND THE REGULATIONS THEREUNDER, WITH RESPECT TO SUCH PERSON'S INTEREST IN THE SECURITIES OR THE JUNIOR SUBORDINATED DEFERRABLE

INTEREST DEBENTURES, AND (C) IN PURCHASING THE CAPITAL SECURITIES SUCH PERSON APPROVES THE PURCHASE OF THE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES AND THE APPOINTMENT OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 6, 1999, BY AND AMONG THE TRUST, THE DEBENTURE TRUSTEE AND THE INITIAL PURCHASER NAMED THEREIN, AS AMENDED FROM TIME TO TIME.


                              CNB FINANCIAL CORP.


CUSIP No.:       [_____________]
                 $18,720,000


FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE


                    DUE September 30, 2029 Series A/Series B


     CNB Financial Corp., a New York corporation (the "Corporation," which term includes any successor Person under the Indenture hereinafter referred to), for
value received, hereby promises to pay to [                             ] or
its registered assigns, the principal sum of $18,720,000 Dollars on September 30, 2029 (the "Maturity Date"), unless previously prepaid, and to pay interest on the outstanding principal amount hereof from August 6, 1999, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1999 at the rate per annum, reset quarterly, equal to 3-month LIBOR (as defined in the Indenture) plus 275 basis points until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly ("Compounded Interest"). The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed and a 360-day year. In the event that any date on which the principal of or interest on this Security is payable is not a Business Day (as defined in the Indenture), then the payment payable on such date will be made on the next succeeding day that is a Business Day, except that if such next succeeding Business Day falls in the next succeeding calendar month such payment shall be made on the immediately preceding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Corporation will be required to pay Additional Sums (as defined in the Indenture) with respect to this Security. Pursuant to the Registration

Rights Agreement, in certain limited circumstances the Corporation will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to this Security.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the first day of the month in which the relevant Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Debenture Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security shall be payable at the office or agency of the Debenture Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the holder of this Security is the Property Trustee of CNBF Capital Trust I, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security will be made at such place and to such account as may be designated by such Property Trustee.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full, of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Security shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Debenture Trustee.

         The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this [___] day of [__________________], 1999.



                               CNB FINANCIAL CORP.



                               By:

                                       ---------------------------------------
                                       Peter J. Corso
                                       Executive Vice President
                                       and Chief Financial Officer

Attest:


By:
         -------------------------------
         Name:
         Title:




                         CERTIFICATE OF AUTHENTICATION


         This is one of the Floating Rate Junior Subordinated Deferrable Interest Debentures Series A/ Series B, of CNB FINANCIAL CORP. referred to in the within-mentioned Indenture.



                                    Wilmington TRUST COMPANY,
                                    not in its individual capacity but solely as Debenture Trustee



Dated:                              By:
      ---------------------            ----------------------------------------
                                       Authorized Signatory

                         (FORM OF REVERSE OF SECURITY)


         This Security is one of the Securities of the Corporation (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of August 6, 1999 (the "Indenture"), duly executed and delivered between the Corporation and Wilmington Trust Company, as Debenture Trustee (the "Debenture Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Debenture Trustee, the Corporation, the holders of Senior Indebtedness and the holders of the Securities.

         Upon the occurrence and continuation of a Special Event (as defined in the Indenture) prior to September 30, 2009 (the "Initial Optional Redemption Date"), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, to prepay this Security in whole (but not in part) at the Prepayment Price. "Prepayment Price" shall mean, with respect to any prepayment of this Security, an amount in cash equal to 100% of the principal amount of this Security to be prepaid plus any accrued and unpaid interest (including Compounded Interest and Additional Sums, if any), if any, thereon to the date of such prepayment.

         In addition, the Corporation shall have the right to prepay this Security, in whole or in part, at any time on or after the Initial Optional Redemption Date (an "Optional Prepayment"), at the Prepayment Price.

         The Prepayment Price shall be paid prior to 12:00 noon, Eastern time, on the date of such prepayment or at such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., Eastern time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' prior written notice.

         If the Securities are only partially prepaid by the Corporation pursuant to an Optional Prepayment, the particular Securities to be prepaid shall be selected on a pro rata basis from the outstanding Securities not previously called for prepayment; provided, however, that with respect to Securityholders that would be required to hold Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder thereof and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. In the event of prepayment of this Security in part only, a new Security or Securities for the portion hereof that has not been prepaid will be issued in the name of the holder hereof upon the cancellation hereof.

         Notwithstanding the foregoing, any prepayment of Securities by the Corporation shall be subject to the receipt of any and all required regulatory approvals.

         In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture), or reduce the principal amount thereof, or change any of the prepayment provisions or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for payment thereof, or
(ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security at the time and place and at the rate and in the money herein prescribed.

         So long as no Event of Default shall have occurred and be continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period (an "Extended Interest Payment Period") of such Securities for a period not (i) exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period, (ii) extending beyond the Maturity Date of the Securities or (iii) ending on a date other than an Interest Payment Date, at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with





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


interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 20 consecutive quarterly periods including the first quarterly period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

         The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Debentures) of the Corporation that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities. Notwithstanding the foregoing, the Corporation may make the following payments (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Corporation's capital stock (which includes Common Stock and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, as defined in the Indenture, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock,
(e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) redemptions or other acquisitors of shares of capital stock of the corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with any of the Corporations's dividend reinvestment or stockholder stock purchase plans, if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or lapse of time, or both, would be a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Securities are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period, and shall not have rescinded such Notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be continuing.





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


         Subject to the Corporation having received any required regulatory approvals and the Administrators of CNBF Capital Trust I having received an opinion of counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for federal income tax purposes, the Corporation will have the right at any time to liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.

         The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and multiples of $1,000 in excess thereof.
As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debenture Trustee duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Security, the Corporation, the Debenture Trustee, any authenticating agent, any paying agent, any transfer agent and the security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Corporation nor the Debenture Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any security registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, as such, of the Corporation or of any predecessor or successor Person to the Corporation, either directly or through the corporation or any successor person to the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; if being expressly understood that all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released as a condition of, and as a consideration for, the executor of the Indenture and the issuance of the securities.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.





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